Exhibit 15.1

LETTER ON UNAUDITED INTERIM FINANCIAL INFORMATION

In accordance with standards established by the Public Company Accounting Oversight Board, we have made a limited review of the financial data as of September 30, 2008, and for the three and nine month periods ended September 30, 2008 and 2007 (the “Report”) presented in the Banks.com, Inc. (the “Company”) Form 10-Q for the quarter ended September 30, 2008.

We are aware of the incorporation by reference of our Report in the following registration statements:

(1) Registration Statement on Form S-8 (File No. 333-150035) pertaining to the Company’s Amended and Restated 2005 Equity Incentive Plan;

(2) Amendment No. 2 to Post-Effective Amendment No. 1 on Form S-3 to the Form SB-2 Registration Statement (File No. 333-137242) and related Prospectus; and

(3) Registration Statement on Form S-8 (File No. 333-137594) pertaining to the Company’s 2004 Equity Incentive Plan and the Company’s 2005 Equity Incentive Plan.

/s/ Hacker, Johnson & Smith PA
HACKER, JOHNSON & SMITH PA
Tampa, Florida
November 14, 2008